UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	September 5, 2017

Commission File Number	Registrant, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification No.

1-3164	Alabama Power Company (An Alabama Corporation) 600 North 18th Street Birmingham, Alabama 35203 (205) 257-1000	63-0004250

The name and address of the registrant have not changed since the last report.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Effective September 7, 2017, Alabama Power Company (the “Company”) filed Articles of Amendment to the Charter of the Company (the “Amendment”). The Amendment sets forth the rights and preferences of the Company’s 5.00% Class A Preferred Stock, Cumulative, Par Value $1 Per Share (Stated Capital $25 Per Share) (the “new Class A Preferred Stock”).

Item 8.01.	Other Events.
On September 5, 2017, the Company entered into an Underwriting Agreement covering the issue and sale by the Company of 10,000,000 shares of the new Class A Preferred Stock. The new Class A Preferred Stock was registered under the Securities Act of 1933, as amended, pursuant to the shelf registration statement (Registration No. 333-216229) of the Company.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

1.3
Underwriting Agreement, dated September 5, 2017, relating to the new Class A Preferred Stock among the Company and J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC, as representatives of the several Underwriters named in Schedule I to the Underwriting Agreement.

4.5
Articles of Amendment to the Articles of Incorporation of the Company dated September 7, 2017, which includes resolutions of the Board of Directors of the Company establishing the new Class A Preferred Stock.

5.1	Opinion of Balch & Bingham LLP relating to the new Class A Preferred Stock.

8.1	Tax Opinion of Balch & Bingham LLP relating to the new Class A Preferred Stock.

12.1	Computation of ratio of earnings to fixed charges.

12.2	Computation of ratio of earnings to fixed charges plus preferred and preference dividend requirements (pre-income tax basis).

23.1	Consent of Balch & Bingham LLP (included in Exhibit 5.1 above).

23.2	Consent of Balch & Bingham LLP (included in Exhibit 8.1 above).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 8, 2017		ALABAMA POWER COMPANY
	By	/s/Melissa K. Caen
Melissa K. Caen Assistant Secretary